SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2003

OPNET Technologies, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-30931	52-1483235
(State or other juris- diction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7255 Woodmont Avenue, Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 497-3000

(Former name or former address, if changed since last report)

Item 9.    Regulation FD Disclosure.

On August 13, 2003, OPNET Technologies, Inc. announced that it has reached a preliminary determination with respect to the accounting for certain free training offered by OPNET to its customers and will restate its consolidated financial statements for the fiscal years ended March 31, 2001, 2002, and 2003. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPNET TECHNOLOGIES, INC.

Date: August 13, 2003	By:	/s/ JOSEPH W. KUHN
Joseph W. Kuhn
Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 13, 2003